Aspen delays filing financial statements

OKLAHOMA CITY, Oklahoma May 16, 2003 -- Aspen Group Resources Corporation, (TSX: ASR, OTCBB: ASPGF) ("Aspen" or the "Company"), today announced that its audited financial statements for the fiscal year ended December 31, 2002 and its unaudited financial statements for the first quarter ended March 31, 2003 will not be filed on the prescribed dates as required under Canadian securities regulations. The filing delay is necessary to allow the Company time to recover and verify some of its lost accounting data which relates back more than 15 months of accounting history.  The data lost is due to a computer network storage malfunction.

Aspen has made an application to the Canadian Securities Regulators as provided under the Canadian Securities Act Staff Notice 57-301 and the Ontario Securities Commission (OSC) Policy 57-603. The Company has been notified by the OSC that the application has been received and that effective May 21, 2003, a management cease trade order will be invoked barring the Company’s management and directors from trading Aspen shares until the financial statements are filed. The cease trade order applies to the Company’s management and directors only. Should Aspen fail to file the audited yearend financial statements and the first quarter unaudited financial statements by July 20, 2003, the OSC may impose a cease trade order on all trading of the Company’s shares until the financial statements are filed.

Aspen has been working diligently with the software service provider and their technical consultants to recover the network storage system and to re-input the lost data.  Aspen is also working with its auditors throughout this process and the Company expects to complete the repairs and file the financial statements within the prescribed deadline.

Aspen Group Resources Corporation is an independent producer engaged in the acquisition, exploration, production and development of oil and natural gas properties in the Mid Continent Region in the US and Western Canada. Aspen’s shares trade on The Toronto Stock Exchange under the symbol ASR and on the OTCBB under the symbol ASPGF.

No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

Additional information on Aspen Group Resources Corporation is available from:

Kevin O’Connor

Carla Driedger

Corporate Secretary

877-775-8734

403-777-9152

koconnor@asgrc.com

carla.driedger@cmt.net

Or visit the Company’s website at www.asgrc.com